                                                                   EXHIBIT 99(c)

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D with regard to the Common Stock, $0.01 par value, of Wireless One, Inc., a Delaware corporation, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filing. In evidence thereof the undersigned hereby execute this Agreement as of the fifth day of March, 1999.

                                            HEARTLAND WIRELESS
                                            COMMUNICATIONS, INC.




                                            By: /s/ J. Curtis Henderson
                                               ---------------------------------
                                                Name:  J. Curtis Henderson
                                                Title: Senior Vice President and
                                                       General Counsel


                                            WIRELESS LEASING, INC.




                                            By: /s/ J. Curtis Henderson
                                               ---------------------------------
                                                Name:  J. Curtis Henderson
                                                Title: Senior Vice President and
                                                       General Counsel






                                 Page 14 of 14